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                                                                     EXHIBIT 3.9


                                                          State of Delaware
                                                         Secretary of State

                                                      Division of Corporations
                                                  Delivered 01:13 PM 10/12/2004
                                                    FILED 01:21 PM 10/12/2004
                                                  SRV 040734586 - 3789940 FILE


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      MACQUARIE INFRASTRUCTURE ASSETS INC.

                         Pursuant to Section 242 of the
                           General Corporation Law of
                       The State of Delaware (the "GCLD")


            Maquarie Infrastructure Assets Inc., a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware (the "COMPANY"), does hereby certify that the Board of Directors of the Company, pursuant to Section 141(f) of the GCLD, by unanimous written consent did declare advisable and recommend that the following resolution be submitted for approval by the sole stockholder of the Company and that said resolution was submitted to, approved, and adopted by the written consent of the sole stockholder of the Company pursuant to Section 228 of the GCLD, all in accordance with Section 242 of the GCLD:

            "RESOLVED, that the Certificate of Incorporation of the Company be, and hereby is, amended by deleting the name "Macquarie Infrastructure Assets Inc." from the Heading and First Section thereto and substituting in lieu thereof the name "Macquarie Infrastructure Company Inc."

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            IN WITNESS WHEREOF, Macquarie Infrastructure Assets Inc. has caused this certificate to be executed by its Chief Executive Officer this 12th day of October, 2004


                                       MACQUARIE INFRASTRUCTURE ASSETS INC.


                                       BY: /s/ Peter Stokes
                                           ---------------------------------
                                       Name: Peter Stokes
                                       Title: Chief Executive Officer